Exhibit 16.2

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA
email	gerry.goldberg@slf.ca
Direct Dial	416-780-2203

March 18, 2005

Officer of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA

Dear Sirs:

Re: Zeolite Exploration Company
(the "Corporation")

We were the auditors of the Company and reported on September 23, 2004 on its financial statements for the year ended July 31, 2004. We have not audited any financial statements of the Corporation as at any date or for any period subsequent to July 31, 2004, nor reviewed any financial statements of the Corporation as at any date or for any period subsequent to July 31, 2004.

Further to the request of the board of directors of the Corporation and pursuant to Regulation SB Item 304, we wish to advise that, based on our knowledge of information at this time, we agree with the information contained in the Corporation's Form 8-K A, dated October 5, 2004.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

/s/ Schwartz Levitsky Feldman LLP
Per: Gerry Goldberg, C.A.

GG/ch.

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